EXHIBIT 32.1

SARBANES-OXLEY SECTION 906 CERTIFICATION

CERTIFICATION OF DR. RALPH S. CUNNINGHAM, CHIEF EXECUTIVE OFFICER
OF EPE HOLDINGS, LLC, THE GENERAL PARTNER OF
ENTERPRISE GP HOLDINGS L.P.

In connection with this quarterly report of Enterprise GP Holdings L.P. (the “Registrant”) on Form 10-Q for the quarterly period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dr. Ralph S. Cunningham, Chief Executive Officer of EPE Holdings, LLC, the general partner of the Registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

        /s/ Dr. Ralph S. Cunningham
Name:   Dr. Ralph S. Cunningham
Title:     Chief Executive Officer of EPE Holdings, LLC
              on behalf of Enterprise GP Holdings L.P.

Date:      May 12, 2008